Niagen Bioscience, Inc. Reports Third Quarter 2026 Financial Results

Launched Niagen™ Plus Niagen™ Liquid At-Home Injections
Launched Niagen NanoCloud™, the first dermatologist-tested topical product
Launched “Don’t Get Old. Age Better.®,” a new brand campaign
Net sales of $27.2 million, including $23.3 million from Tru Niagen
Generated $2.6 million of operating cash flow

LOS ANGELES, CA - November 4, 2026 - Niagen Bioscience, Inc. (NASDAQ:NAGE), the global authority on NAD+ (nicotinamide adenine dinucleotide) with a focus on the science of healthy aging, today announced its operational updates and financial results for the third quarter of 2026.

Third Quarter 2026 Financial and Business Highlights
•Total net sales of $27.2 million, including $23.3 million from Tru Niagen®. Direct to consumer sales on the Company’s website grew by 13% year-over-year.
•Gross margin of 62.9%, which the Company believes reflects the strength of its operational foundation.
•Net loss of $1.2 million, with basic and diluted loss per share of $(0.01).
•Adjusted EBITDA, a non-GAAP measure, was positive at $0.5 million.
•Total cash provided by operations of $4.2 million during the nine months ended September 30, 2026, and $2.6 million in the three-month period.
•The Company ended the quarter with $69.5 million in cash and cash equivalents, as compared to $66.7 million in cash and cash equivalents for the period ended June 30, 2026.
•Launched the liquid, ready-to-inject Niagen™ At-Home Injection Kit, formulated with pharmaceutical grade Niagen nicotinamide riboside (NR) through the Niagen™ Plus telehealth platform.
•Launched Tru Niagen® Skincare, a permanent new category in the core Tru Niagen line. The inaugural product in this new category is Niagen NanoCloud™, the first dermatologist-tested topical product powered by Niagen NR.
•Launched “Don't Get Old. Age Better®,” a new brand campaign for the Niagen® brand and sub-brands Tru Niagen® and Niagen Plus™, featuring 11-time world champion surfer Kelly Slater and more than 20 partners, across sports, entertainment, and medicine.
•Announced a Start-Up Agreement with Mass General Brigham (MGB) to begin detailed planning for what is envisioned to be the largest and most comprehensive clinical trial of Niagen to date.
•NAD Pharmaceuticals engaged Red Sky Partners, a life sciences strategic advisory firm, to support the advancement of NB4168, the Company’s small molecule investigational drug candidate, targeting rare genetic diseases and aging-related disorders.
•Expanded access to Tru Niagen by launching on Walmart.com and diversified the e-commerce marketplace presence and expanded retail footprint by launching at nearly 300 GNC and Sam’s Club locations across 44 states combined.
•Announced the publication of a new peer-reviewed analysis of past clinical studies in Aging Cell examining the effects of Niagen® supplementation was associated with reduced muscle epigenetic age acceleration measured by the Muscle Epigenetic Age Test (MEAT) clock.

“During the third quarter, we navigated near-term commercial headwinds while continuing to generate positive adjusted EBITDA and $2.6 million in operating cash flow and make tangible progress across the Niagen platform,” said Rob Fried, Chief Executive Officer. “We advanced NB4168, expanded Tru Niagen distribution, established skincare as a permanent category, launched a more convenient ready-to-inject Niagen Plus product, and invested in brand awareness and long-term clinical research. As stated before, we view 2026 as an investment year, and believe the progress we are making across consumer health, ingredients, injectables, skincare, and pharmaceuticals provides a strong springboard for meaningful growth in 2027 and beyond.”

2026 Outlook and Strategic Priorities:

For the full year 2026, the Company expects direct website revenues to grow by 15% to 20% year-over-year and overall e-commerce to grow by approximately 5% year-over-year. The Company expects the performance of the remainder of its consumer business to offset the growth of the e-commerce business. The ingredient business is expected to be lower than the prior year, primarily due to decreased volume from key ingredient partners due to competitive market dynamics, although additional ingredient partners were added in Q3 2026 and more are expected to be added in the near term. The Company is planning to introduce a lower-cost NR salt form, patented by Niagen Bioscience, which is expected to reduce cost of goods sold and strengthen the ingredient business. The Company expects Niagen Plus growth and new skincare partnerships to become meaningful contributors beginning in 2027.

The Company believes 2026 is an important year of strategic investment and continues to expect operating expenses to increase as it invests across commercial, research and administrative functions to support these strategic priorities, while continuing to focus on disciplined capital allocation and positive cash flow from operations.

Investor Conference Call
A live webcast will be held Wednesday, November 4, 2026 at 4:30 p.m. Eastern Standard Time (1:30 p.m. Pacific Standard Time) to discuss Niagen Bioscience’s third-quarter financial results and provide a general business update.
To listen to the webcast, or to view the earnings press release and its accompanying financial exhibits, please visit the Investor Relations section of Niagen Bioscience’s website at https://investors.niagenbioscience.com. The toll-free dial-in information for this call is 1-833-461-5787 with Conference ID: 198389474. The webcast will be recorded, and will be available for replay via the website from 7:30 p.m. Eastern Standard Time on November 4, 2026.
Important Note on Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes,” “seeks,” “may,” “will,” “should,” “could,” “predicts,” “projects,” “continues,” “would” or the negative of such terms or other similar expressions. Forward-looking statements include without limitation, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the quotation from Niagen Bioscience’s Chief Executive Officer, statements related to the Company’s 2026 financial outlook including but not limited to net sales, gross margin, expenses, investment priorities, and commercialization efforts and statements regarding Niagen® and Niagen Plus clinical initiatives and statements attributable to management.

Risks that contribute to the uncertain nature of the forward-looking statements include: our relationships with major customers; a decline in general economic conditions nationally and internationally; the market and size of the vitamin, mineral and dietary supplement market and the intravenous market; decreased demand for our products and services; market acceptance of our products; the success of our brand campaign and other marketing investments; interruptions in our ability to sell products through third-party online marketplaces; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; regulation of our advertising, marketing and sales practices by the FTC and state authorities; competition from other providers and products, including other supplements such as NMN; risks in product development; our ability to develop pharmaceutical business; the Company's therapeutic pipeline, including NB4168, preclinical and IND-enabling studies, and regulatory designations and development plans; inability to raise capital to fund continuing operations or new product development; changes in government regulation or regulatory priorities of government officials; the ability to complete customer transactions and capital raising transactions; inflationary conditions and adverse economic conditions; our history of operating losses; the growth and profitability of our product sales; our ability to maintain and grow sales, marketing and distribution capabilities; changing consumer perceptions of our products; our reliance on a single or limited number of third-party suppliers; risks of conducting business in China; unanticipated developments in and risks related to the Company’s ability to secure adequate quantities of pharmaceutical-grade Niagen in a timely manner; the Company’s ability to obtain appropriate contracts and arrangements with U.S. FDA-registered 503B outsourcing facilities required to compound and distribute pharmaceutical-grade Niagen to clinics; the Company’s ability to remain on the U.S. FDA Bulk Drug Substances Nominated for Use in Compounding Under Section 503B of the Federal Food, Drug, and Cosmetic Act Category 1 list; the Company’s ability to maintain and enforce the Company’s existing intellectual property and obtain new patents; whether the potential benefits of NRC can be further supported; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA and other governmental authorities, including with respect to products seeking to compete in our market; mislabeling or other misleading marketing practices by competitors; economic and market instability, including as a result of tariffs or trade conflicts; and the risks and uncertainties associated with our business and financial condition in general, described in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and Niagen Bioscience undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

About Niagen Bioscience, Inc.:
Niagen Bioscience is a global bioscience company focused on healthy aging. The Company is a leader in research on NAD+ (nicotinamide adenine dinucleotide), an essential coenzyme that supports cellular metabolism and declines with age. Niagen Bioscience is the innovator of nicotinamide riboside (commonly referred to as “NR”), a patented NAD+ precursor commercialized as Niagen®, available in both food-grade and pharmaceutical-grade forms. Nicotinamide riboside and other NAD+ precursors are protected by Niagen Bioscience’s patent portfolio.

The Company markets its consumer supplement Tru Niagen® and develops and supplies Niagen® as a proprietary ingredient to partners across the health and wellness and pharmaceutical sectors. Niagen Bioscience is also advancing research and development of NAD+ precursor-based technologies for potential therapeutic applications. Follow us on X (formerly Twitter) @NiagenBio and Instagram @TruNiagen and @NiagenPlus and subscribe to our latest news via our website accessible at www.NiagenBioscience.com to which Niagen Bioscience regularly posts copies of its press releases as well as additional updates and financial information about the Company.

Contacts:

Investor Relations
KCSA Strategic Communications
Valter Pinto, Managing Director
1 (212) 896-1254
Niagen@kcsa.com

Media Relations
Kendall Knysch
Senior Director of Media Relations & Partnerships
+1 (310) 405-5227
Kendall.Knysch@NiagenBio.com

Niagen Bioscience, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
(In thousands, except per share data)
Sales, net	$27,192	$33,986	$88,451	$95,584
Cost of sales	10,087	12,058	32,056	34,099
Gross profit	17,105	21,928	56,395	61,485
Operating expenses:
Sales and marketing	8,713	8,768	28,518	25,092
Research and development	1,796	1,795	4,790	4,620
General and administrative	8,183	7,129	22,398	19,580
Total operating expenses	18,692	17,692	55,706	49,292
Operating income (loss)	(1,587)	4,236	689	12,193

Nonoperating income:
Interest income, net	414	564	1,161	1,575
Gain on sale of operating segment	—	—	4,781	—

Income (loss) before provision for income taxes	(1,173)	4,800	6,631	13,768
Provision for income taxes	—	222	523	518
Net income (loss)	$(1,173)	$4,578	$6,108	$13,250

Net income (loss) per share attributable to common stockholders:
Basic	$(0.01)	$0.06	$0.08	$0.17
Diluted	$(0.01)	$0.05	$0.07	$0.15

Weighted average common shares outstanding:
Basic	79,149	79,779	79,460	78,953
Diluted	79,149	86,619	82,822	85,487

Niagen Bioscience, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

(In thousands)	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents, including restricted cash of $152 for both periods presented	$69,509	$64,788
Trade receivables, net of allowances of $103 and $147, respectively	6,840	9,741
Inventories	20,524	20,424
Assets held for sale	—	541
Prepaid expenses and other assets	3,342	1,312
Total current assets	100,215	96,806

Leasehold improvements and equipment, net	1,216	1,323
Intangible assets, net	5,136	5,660
Right-of-use assets, net	1,657	2,192
Other long-term assets	470	425
Total assets	$108,694	$106,406

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11,503	$10,796
Accrued expenses	3,933	7,722
Current maturities of operating lease obligations	799	1,002
Current deferred consideration liability	535	—
Customer deposits	137	399
Total current liabilities	16,907	19,919
Deferred revenue	2,162	2,674
Operating lease obligations, less current maturities	1,278	1,815
Deferred consideration liability, less current portion	5,273	5,465
Total stockholders’ equity	83,074	76,533
Total liabilities and stockholders’ equity	$108,694	$106,406

Niagen Bioscience, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(In thousands)	2026	2025
Net cash provided by / (used in):
Operating activities	$4,203	$12,825
Investing activities	5,101	(191)
Financing activities	(4,583)	6,996
Net increase in cash and cash equivalents	4,721	19,630
Cash and cash equivalents beginning of period	64,788	44,660
Cash and cash equivalents at end of period	$69,509	$64,290

Niagen Bioscience, Inc. and Subsidiaries
Unaudited Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted EBITDA
(In thousands)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025

Net income, as reported	$(1,173)	$963	$6,318	$4,132	$4,578
Adjustments:
Interest income, net	(414)	(372)	(375)	(552)	(564)
Provision for income taxes	—	106	417	292	222
Depreciation	115	117	116	139	157
Amortization of intangibles	175	174	175	60	38
Noncash lease expense	183	179	173	169	164
Share-based compensation	1,522	1,723	1,716	1,748	1,756
Severance and restructuring	47	144	79	53	10
Gain on settlement of royalty obligation (1)	—	—	—	(1,983)	—
Gain on sale of operating segment (2)	—	3	(4,784)	—	—
Adjusted EBITDA	$455	$3,037	$3,835	$4,058	$6,361
(1) Represents a gain related to the settlement of royalty obligations from a settlement agreement with Queen's University Belfast.
(2) Represents a gain related to the sale of the Company’s Analytical Reference Standards and Services operating segment.

Non-GAAP Financial Information:
To supplement Niagen Bioscience’s unaudited financial data presented in accordance with generally accepted accounting principles (GAAP), the Company has presented Adjusted EBITDA, a non-GAAP financial measure. Niagen Bioscience believes the presentation of this non-GAAP financial measure provides important supplemental information to management and investors and enhances the overall understanding of the Company’s historical and current financial operating performance. The Company believes disclosure of the non-GAAP financial measure has substance because the excluded expenses are infrequent in nature, are variable in nature or do not represent current cash expenditures. Further, such non-GAAP financial measure is among the indicators the Company uses as a basis for evaluating the Company’s financial performance as well as for planning and forecasting purposes. Accordingly, disclosure of this non-GAAP financial measure provides investors with the same information that management uses to understand the Company’s economic performance year-over-year.

Adjusted EBITDA is defined as net income before (a) interest, (b) provision for income taxes, (c) depreciation, (d) amortization, (e) non-cash share-based compensation costs, (f) severance and restructuring expense and (g) other infrequent items, including gains recognized related to the sale of an operating segment and a royalty settlement. While Niagen Bioscience believes that this non-GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of such measure. This measure is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the method of calculation. Management compensates for these limitations by relying primarily on the Company’s GAAP results and by using Adjusted EBITDA only supplementally and by reviewing the reconciliation of the non-GAAP financial measure to its most comparable GAAP financial measure.

Non-GAAP financial measures are not prepared in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company’s non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.